Exhibit 1.01

Conflict Minerals Report

OF ROCKWELL AUTOMATION, INC.

IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This is the Conflict Minerals Report of Rockwell Automation, Inc. (the Company or Rockwell Automation) for calendar year 2014 in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Conflict Minerals Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

I.	Introduction

Rockwell Automation is a leading global provider of industrial automation power, control and information solutions. The Company has two operating segments: Architecture & Software and Control Products & Solutions. The Architecture & Software segment contains all of the hardware, software and communication components of our integrated control and information architecture. The Control Products & Solutions segment portfolio includes electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers and condition sensors.

In 2014, in-scope products include:

•	Controllers, electronic operator interface devices, electronic input/output devices, communication and networking products industrial computers and Logix controllers

•	Rotary and linear motion control products, sensors and machine safety components.

•	Low and medium voltage electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers and condition sensors.

•	Packaged solutions such as configured drives and motor control centers and automation and information solutions for manufacturing applications.

Rockwell Automation’s supply chain is complex and there are multiple tiers between the Company and the mine. Rockwell Automation relies on its suppliers to provide information on the origin of the tin, tantalum, tungsten and gold (3TG) contained in components that are included in Rockwell Automation products.

II.	Reasonable Country of Origin Inquiry

OECD Step 1 – Establish strong company management systems

As a part of the development and execution of Rockwell Automation’s conflict minerals compliance program, the Company incorporated leading practices from multi-industry initiatives such as MAPI (Manufacturers Alliance for Productivity and Innovation), NEMA (National Electrical Manufactures Association), EICC (Electronic Industry Citizen Coalition) and GeSI (Global e-Sustainability Initiative).

Rockwell Automation utilizes an executive steering committee, and relevant staff functions and technical experts (e.g. Legal, Purchasing, Strategic Sourcing, Chemistry & Materials Engineering) to support the Company’s Conflict Minerals program managed by the Engineering Services Project Management Office (Conflict Minerals Team).

Rockwell Automation communicated conflict minerals expectations to suppliers and the public via a Conflict Minerals Supply Chain Statement, which is available at the following internet website: http://www.rockwellautomation.com/rockwellautomation/about-us/sustainability-ethics/integrity-compliance-overview.page? (Rockwell Automation Conflict Minerals Supply Chain Statement April 2015)

Rockwell Automation adopted a conflict minerals transparency contract provision that has been incorporated into purchase orders and new contracts and is inserted into existing contracts as they are renewed.

Employees and suppliers can report violations of Rockwell Automation’s policies at http://www.rockwellautomation.com/rockwellautomation/about-us/sustainability-ethics/ombudsman.page?

Existing Rockwell Automation processes for risk mitigation and record retention will be utilized as required.

In 2013 Rockwell Automation purchased a data management tool to maintain conflict minerals information provided by suppliers.

Companies being evaluated as new suppliers to RA are subjected to a New Supplier Audit process. Questions added in 2014 to this process are used to determine a supplier’s conflict minerals engagement.

OECD Step 2 – Identify and assess risk in the supply chain

Because of the complexity and size of its supply chain, Rockwell Automation developed a risk-based approach that focused on direct suppliers that it believed were likely to provide Rockwell Automation with components and raw materials containing tin, tantalum, tungsten and gold (3TG).

Rockwell Automation intends to use its suppliers to influence their suppliers and/or smelters and refiners of 3TG. The smelters and refiners are consolidation points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Rockwell Automation provided training materials on its conflict minerals policies to internal Rockwell Automation employees (e.g. supplier quality, corporate purchasing, strategic sourcing, sales, design, design support organizations and compliance personnel), and to suppliers as part of its conflict minerals request for information.

To identify sources of 3TG in its products Rockwell Automation:

•	Conducted a supply-chain survey with all direct suppliers that it believed were likely to provide components and raw materials containing 3TG. (In-scope suppliers)

•	These suppliers were identified based on their alignment with commodities of parts they supply.

•	Inquiries requested the use of the template managed by the Conflict Free Sourcing Initiative, known as the Conflict Minerals Reporting Template (the CMRT) to identify smelters and refiners in their supply chain. General Conflict Minerals and Conflict Free Sourcing Initiative information was provided to all suppliers in the inquiry to help educate them on the requirements, resources and importance of conflict minerals investigations.

•	Moved from a third-party data collection team in 2014 to an internal data collection team who made initial supplier requests, forwarded responses or questions to the Conflict Mineral Team and tracked supplier responses.

•	Used a 5 Step escalation process to drive supplier responses when required.

•	If suppliers did not respond in a designated time frame, the contact with suppliers was escalated to the related Buyers, Sourcing Managers, and ultimately, after 5 escalations without a response, it was escalated to Sourcing Directors.

•	Reviewed supplier responses for reasonableness and completeness, and, where appropriate, further inquired of these suppliers to explain their reason for certain answers.

•	Identified suppliers who did not respond to Rockwell Automation’s 2014 request for information after our defined 5 step escalation process for focused communications in the 2015 data collection process.

The number of in-scope suppliers included for the 2014 data collection is greater than last year since in 2014 multiple supplier locations were contacted. In 2014, Rockwell Automation received information back from approximately 96% of these suppliers (as compared to approximately 53% in 2013).

Rockwell Automation executives were kept informed of this information through the Product Compliance Council meetings sponsored by the Chief Technology Officer, held three times a year at minimum.

III.	Due Diligence Design and Performance

Due Diligence Design

Rockwell Automation’s due diligence processes have been designed in conformance with the due diligence related steps of the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), and related Supplements for gold, tantalum, tin and tungsten (OECD Framework).

Due Diligence Measures Performed

OECD Step 3 – Design and implement a strategy to respond to identified risks

Rockwell Automation supported audits of 3TG smelters and refiners conducted by third parties through its participation in, and payment of membership dues to the Conflict Free Smelter Initiative. Rockwell Automation became a member of the Conflict Free Sourcing Initiative in 2014.

Suppliers were evaluated based on their smelter and refiner information obtained from Conflict Minerals Materials Template (CMRT) declarations. If supplier information indicated they used 3TG from the DRC region, Rockwell Automation used the Conflict Free Sourcing Initiative and general public information to determine a smelter or refiner’s conflict minerals status.

Although there was no instance where it was necessary to implement risk mitigation or any corrective actions to suppliers in 2014, Rockwell Automation’s risk mitigation efforts would include the following steps if a smelters or refiners were identified as supporting rebel activity.

•	Identify the Rockwell components and product affected by this supplier.

•	Identify specific components Rockwell Automation purchased from that supplier’s conflict source to determine whether corrective action is necessary.

•	-Establish specific correction actions for each supplier and track actions.

•	-If corrective action would be required and the supplier refuses to take actions to change that relationship (through either changing their suppliers or driving their suppliers to source only from conflict free sources) the supplier would be the subject of additional risk mitigation, which could result in suspended trade or disengagement from Rockwell Automation.

Rockwell Automation participated in a Conflict Free Sourcing Initiative committee to contact smelters and refiners to encourage them to participate in the audit program.

OECD Step 4 – Carry out an independent third-party audit of the supply chain due diligence.

As a member of the Conflict Free Sourcing Initiative, Rockwell Automation supported the audit of smelters and refiners and their efforts to identify the country of origin of their 3TG, as described in their website http://www.conflictfreesourcing.org/. Rockwell Automation encouraged its suppliers to become members as well.

OECD Step 5 – Report on supply chain due diligence

Rockwell Automation files its Conflict Mineral Report on Form SD annually with the SEC. Rockwell Automation also published its Conflict Mineral Report on its website annually at http://www.rockwellautomation.com/rockwellautomation/about-us/sustainability-ethics/integrity-compliance-overview.page? (Rockwell Automation Conflict Mineral SD Form 2014)

IV.	Smelter and Refiner Disclosures

Facilities and Country of Origin of 3TG

Schedule 1 lists the smelters and refiners on the Rockwell Automation Conflict Minerals Materials Template (CMRT). Based on the information provided by Rockwell Automation’s suppliers, it cannot be verified that all the smelters identified contributed to parts that ended up in Rockwell Automation products.

Rockwell Automation’s CMRT smelter list contains both smelters and refiners that have and have not been evaluated by the Conflict Free Sourcing Initiative. Any smelters and refiners on the Rockwell Automation CMRT identified as sourcing from the DRC region were found to be compliant with the CFSI assessment protocol. The data collection was completed as of April 30, 2015. The Conflict Minerals Materials Template (CMRT) v. 3.02 was published by the Conflict Free Sourcing Initiative on November, 2014 and the Rockwell Automation Conflict Minerals Materials Template (CMRT) list was updated to reflect the facilities confirmed in v. 3.02.

The country of origin (COO) of the 3TG processed by the Conflict Free Sourcing Initiative verified smelters identified by the Rockwell Automation supply chain are believed to be those identified in the Schedule 2. All smelters and refiners who source from the DRC region that have been audited by the Conflict Free Sourcing Initiative are compliant with the Conflict Free Sourcing Initiative assessment protocol. Based on the information provided by Rockwell Automation’s suppliers, it cannot be verified that all the Country of Origin identified in Schedule 2 contributed to parts that ended up in Rockwell Automation products.

V.	Future Measures

Rockwell Automation will undertake the following steps during the next compliance period:

•	Continue to provide conflict minerals information to all suppliers included in our request for information process to reinforce Rockwell Automation’s expectations regarding conflict minerals.

•	Customize the 2015 request for information for suppliers who did not respond to Rockwell Automation’s 2014 request for information, including items such as starting the request for information process earlier in the year, and highlighting these non-responders in the escalation process data.

•	Continue to engage with relevant trade associations to define and improve best practices.

•	Continue to support the Conflict Free Sourcing Initiative and smelter audits through our membership and participation in subcommittees.

•	Share non-verified smelter lists with Conflict Free Sourcing Initiative to assist in identifying legitimate smelters and refiners.

•	Continue to direct suppliers to the Conflict Free Sourcing Initiative organization for information, and encourage them to support the Conflict Free Sourcing Initiative efforts through membership.

Schedule 1

Conflict Free Sourcing Initiative smelters and refiners identified by Rockwell Automation Supply Chain. Smelters and refiners with an asterisk are compliant with the Conflict Free Sourcing Initiative assessment protocol as of April 30, 2014.

ID	Metal	Smelter/Refiner Names		Smelter/Refiner Country
CID000015	Gold	Advanced Chemical Company		UNITED STATES
CID000019	Gold	Aida Chemical Industries Co. Ltd.	*	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	*	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)		UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Minerção	*	BRAZIL
CID000077	Gold	Argor-Heraeus SA	*	SWITZERLAND
CID000082	Gold	Asahi Pretec Corporation	*	JAPAN
CID000090	Gold	Asaka Riken Co Ltd		JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	*	TURKEY
CID000113	Gold	Aurubis AG	*	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)		PHILIPPINES
CID000141	Gold	Bauer Walser AG		GERMANY
CID000157	Gold	Boliden AB	*	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	*	GERMANY

CID000180	Gold	Caridad		MEXICO
CID000185	Gold	CCR Refinery – Glencore Canada Corporation	*	CANADA
CID000189	Gold	Cendres & Métaux SA		SWITZERLAND
CID000197	Gold	Yunnan Copper Industry Co Ltd		CHINA
CID000233	Gold	Chimet S.p.A.	*	ITALY
CID000264	Gold	Chugai Mining		JAPAN
CID000328	Gold	Daejin Indus Co. Ltd		KOREA, REPUBLIC OF
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.		CHINA
CID000359	Gold	Do Sung Corporation		KOREA, REPUBLIC OF
CID000362	Gold	Doduco		GERMANY
CID000401	Gold	Dowa	*	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd.	*	JAPAN
CID000493	Gold	FSE Novosibirsk Refinery		RUSSIAN FEDERATION
CID000522	Gold	Gansu Seemine Material Hi-Tech Co Ltd		CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.		CHINA
CID000694	Gold	Heimerle + Meule GmbH	*	GERMANY
CID000707	Gold	Heraeus Ltd. Hong Kong	*	HONG KONG
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	*	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Group Co., Ltd.		CHINA
CID000778	Gold	Hwasung CJ Co. Ltd		KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited		CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	*	JAPAN
CID000814	Gold	Istanbul Gold Refinery	*	TURKEY
CID000823	Gold	Japan Mint	*	JAPAN
CID000855	Gold	Jiangxi Copper Company Limited		CHINA
CID000920	Gold	Johnson Matthey Inc	*	UNITED STATES
CID000924	Gold	Johnson Matthey Ltd	*	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	*	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	*	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	*	JAPAN
CID000957	Gold	Kazzinc Ltd	*	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	*	UNITED STATES
CID000981	Gold	Kojima Chemicals Co., Ltd	*	JAPAN
CID000988	Gold	Korea Metal Co. Ltd		KOREA, REPUBLIC OF
CID001029	Gold	Kyrgyzaltyn JSC		KYRGYZSTAN
CID001032	Gold	L’ azurde Company For Jewelry	*	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Company Limited		CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.		CHINA
CID001078	Gold	LS-NIKKO Copper Inc.	*	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd		CHINA
CID001113	Gold	Materion	*	UNITED STATES
CID001119	Gold	Matsuda Sangyo Co., Ltd.	*	JAPAN
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd	*	HONG KONG

CID001152	Gold	Metalor Technologies (Singapore) Pte. Ltd.	*	SINGAPORE
CID001153	Gold	Metalor Technologies SA	*	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	*	UNITED STATES
CID001161	Gold	Met-Mex Peñoles, S.A.	*	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	*	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	*	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant		RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	*	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat		UZBEKISTAN
CID001259	Gold	Nihon Material Co. LTD	*	JAPAN
CID001322	Gold	Ohio Precious Metals, LLC	*	UNITED STATES
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd	*	JAPAN
CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	*	RUSSIAN FEDERATION
CID001328	Gold	OJSC Kolyma Refinery		RUSSIAN FEDERATION
CID001352	Gold	PAMP SA	*	SWITZERLAND
CID001362	Gold	Penglai Penggang Gold Industry Co Ltd		CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals		RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	*	INDONESIA
CID001498	Gold	PX Précinox SA	*	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd	*	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	*	CANADA
CID001546	Gold	Sabin Metal Corp.		UNITED STATES
CID001555	Gold	Samduck Precious Metals		KOREA, REPUBLIC OF
CID001562	Gold	SAMWON METALS Corp.		KOREA, REPUBLIC OF
CID001573	Gold	Schone Edelmetaal	*	NETHERLANDS
CID001585	Gold	SEMPSA Joyería Platería SA	*	SPAIN
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	*	CHINA
CID001754	Gold	So Accurate Group, Inc.		UNITED STATES
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals		RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	*	TAIWAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	*	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	*	JAPAN
CID001909	Gold	The Great Wall Gold and Silver Refinery of China		CHINA
CID001916	Gold	The Refinery of Shandong Gold Mining Co. Ltd	*	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd	*	JAPAN
CID001947	Gold	Tongling nonferrous Metals Group Co.,Ltd		CHINA
CID001955	Gold	Torecom		KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda	*	BRAZIL
CID001980	Gold	Umicore SA Business Unit Precious Metals Refining	*	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	*	UNITED STATES
CID002003	Gold	Valcambi SA	*	SWITZERLAND
CID002030	Gold	Western Australian Mint trading as The Perth Mint	*	AUSTRALIA

CID002100	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	*	JAPAN
CID002129	Gold	Yokohama Metal Co Ltd		JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	*	CHINA
CID002243	Gold	Zijin Mining Group Co. Ltd	*	CHINA
CID002312	Gold	Guangdong Jinding Gold Limited		CHINA
CID002314	Gold	Umicore Precious Metals Thailand	*	THAILAND
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	*	CHINA
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry	*	CHINA
CID000410	Tantalum	Duoluoshan	*	CHINA
CID000456	Tantalum	Exotech Inc.	*	UNITED STATES
CID000460	Tantalum	F&X Electro-Materials Ltd.	*	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	*	CHINA
CID000731	Tantalum	Hi-Temp	*	UNITED STATES
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	*	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	*	CHINA
CID000973	Tantalum	King-Tan Tantalum Industry Ltd	*	CHINA
CID001076	Tantalum	LSM Brasil S.A.	*	BRAZIL
CID001163	Tantalum	Metallurgical Products India (Pvt.) Ltd.	*	INDIA
CID001175	Tantalum	Mineração Taboca S.A.	*	BRAZIL
CID001192	Tantalum	Mitsui Mining & Smelting	*	JAPAN
CID001200	Tantalum	Molycorp Silmet A.S.	*	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	*	CHINA
CID001508	Tantalum	QuantumClean	*	UNITED STATES
CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd	*	CHINA
CID001769	Tantalum	Solikamsk Metal Works	*	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemicals	*	JAPAN
CID001891	Tantalum	Telex	*	UNITED STATES
CID001969	Tantalum	Ulba	*	KAZAKHSTAN
CID002232	Tantalum	Zhuzhou Cement Carbide	*	CHINA
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	*	CHINA
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	*	CHINA
CID002539	Tantalum	KEMET Blue Metals	*	MEXICO
CID002540	Tantalum	Plansee SE Liezen	*	AUSTRIA
CID002544	Tantalum	H.C. Starck Co., Ltd.	*	THAILAND
CID002545	Tantalum	H.C. Starck GmbH Goslar	*	GERMANY
CID002546	Tantalum	H.C. Starck GmbH Laufenburg	*	GERMANY
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	*	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	*	UNITED STATES
CID002549	Tantalum	H.C. Starck Ltd.	*	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co.KG	*	GERMANY
CID002556	Tantalum	Plansee SE Reutte	*	AUSTRIA
CID002557	Tantalum	Global Advanced Metals Boyertown	*	UNITED STATES
CID002558	Tantalum	Global Advanced Metals Aizu	*	JAPAN

CID002568	Tantalum	KEMET Blue Powder	*	UNITED STATES
CID000244	Tin	China Rare Metal Materials Company	*	CHINA
CID000278	Tin	CNMC (Guangxi) PGMA Co. Ltd.		CHINA
CID000292	Tin	Alpha	*	UNITED STATES
CID000295	Tin	Cooper Santa	*	BRAZIL
CID000306	Tin	CV Gita Pesona		INDONESIA
CID000313	Tin	CV Serumpun Sebalai		INDONESIA
CID000315	Tin	CV United Smelting	*	INDONESIA
CID000402	Tin	Dowa	*	JAPAN
CID000438	Tin	EM Vinto	*	BOLIVIA
CID000448	Tin	Estanho de Rondônia S.A.		BRAZIL
CID000468	Tin	Fenix Metals		POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	*	CHINA
CID000555	Tin	Gejiu Zi-Li		CHINA
CID000760	Tin	Huichang Jinshunda Tin Co. Ltd		CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC		CHINA
CID001063	Tin	Linwu Xianggui Smelter Co		CHINA
CID001070	Tin	China Tin Group Co., Ltd.		CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	*	MALAYSIA
CID001173	Tin	Mineração Taboca S.A.	*	BRAZIL
CID001182	Tin	Minsur	*	PERU
CID001191	Tin	Mitsubishi Materials Corporation	*	JAPAN
CID001305	Tin	Novosibirsk Integrated Tin Works		RUSSIAN FEDERATION
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.		THAILAND
CID001337	Tin	OMSA	*	BOLIVIA
CID001399	Tin	PT Artha Cipta Langgeng	*	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	*	INDONESIA
CID001412	Tin	PT Bangka Putra Karya	*	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	*	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	*	INDONESIA
CID001428	Tin	PT Bukit Timah	*	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	*	INDONESIA
CID001438	Tin	PT Eunindo Usaha Mandiri	*	INDONESIA
CID001448	Tin	PT Karimun Mining		INDONESIA
CID001453	Tin	PT Mitra Stania Prima	*	INDONESIA
CID001458	Tin	PT Prima Timah Utama	*	INDONESIA
CID001460	Tin	PT REFINED BANGKA TIN	*	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	*	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	*	INDONESIA
CID001477	Tin	PT Tambang Timah	*	INDONESIA
CID001482	Tin	PT Timah (Persero), Tbk	*	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	*	INDONESIA
CID001539	Tin	Rui Da Hung		TAIWAN
CID001758	Tin	Soft Metais, Ltda.		BRAZIL
CID001898	Tin	Thaisarco	*	THAILAND

CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	*	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.		CHINA
CID002180	Tin	Yunnan Tin Company, Ltd.	*	CHINA
CID002468	Tin	Magnu’s Minerais Metais e Ligas LTDA	*	BRAZIL
CID002500	Tin	Melt Metais e Ligas S/A	*	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	*	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.		PHILIPPINES
CID002530	Tin	PT Inti Stania Prima		INDONESIA
CID000004	Tungsten	A.L.M.T. Corp.		JAPAN
CID000105	Tungsten	Kennametal Huntsville		UNITED STATES
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.		CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co Ltd		CHINA
CID000345	Tungsten	Dayu Weiliang Tungsten Co., Ltd.		CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	*	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	*	UNITED STATES
CID000766	Tungsten	Hunan Chenzhou Mining Group Co., Ltd.		CHINA
CID000769	Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	*	CHINA
CID000825	Tungsten	Japan New Metals Co Ltd	*	JAPAN
CID000868	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.		CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	*	CHINA
CID000966	Tungsten	Kennametal Fallon		UNITED STATES
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.		VIET NAM
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	*	VIET NAM
CID002044	Tungsten	Wolfram Bergbau und Hütten AG		AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	*	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.		CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.		CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	*	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.		CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.		CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.		CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	*	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	*	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	*	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	*	CHINA
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	*	CHINA
CID002531	Tungsten	Ganxian Shirui New Material Co., Ltd.		CHINA
CID002541	Tungsten	H.C. Starck GmbH		GERMANY
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG		GERMANY
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC		VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.		CHINA

Schedule 2

Countries of Origin believed to be associated with the Conflict Free Sourcing Initiative smelters listed in Schedule 1.

ARGENTINA, AUSTRALIA, AUSTRIA, BELGIUM, BOLIVIA, BRAZIL, BURUNDI, CANADA, CHILE, CHINA, COLOMBIA, COTE D’IVOIRE, CZECH REPUBLIC, DJIBOUTI, EGYPT, ENGLAND, ESTONIA, ETHIOPIA, FRANCE, GERMANY, GUYANA, HONG KONG, HUNGARY, INDIA, INDONESIA, IRELAND, ISRAEL, JAPAN, KAZAKHSTAN, LAO PEOPLE’S DEMOCRATIC REPUBLIC, LUXEMBOURG, MADEGASCAR, MALAYSIA, MONGOLIA, MYANMAR, NETHERLANDS, NIGERIA, PERU, PLURINATIONAL STATE OF BOLIVIA, PORTUGAL, REPUBLIC OF KOREA, RUSSIAN FEDERATION, SIERRA LEONE, SINGAPORE, SLOVAKIA, SPAIN, SURINAME, SWITZERLAND, TAIWAN, THAILAND, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND, UNITED STATES OF AMERICA, VIETNAM, ZIMBABWE, KENYA, MOZAMBIQUE, SOUTH AFRICA, ANGOLA, BURUNDI, CENTRAL AFRICAN REPUBLIC, REPUBLIC OF CONGO, ROWANDA, SOUTH SUDAN, UGANDA, UNITED REPUBLIC OF TANZAMIA, ZAMBIA, and THE DEMOCRATIC REPUBLIC OF CONGO.